UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2018
CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2018, Core Molding Technologies, Inc. (the “Company”) entered into executive employment agreements (each an “Executive Employment Agreement,” and, collectively, the “Executive Employment Agreements”) with each of John Zimmer, Vice President, Treasurer, Secretary and Chief Financial Officer, and Terry O’Donovan, Vice President Marketing and Sales, (each an “Executive,” and, collectively, the “Executives”). Pursuant to the terms of the Executive Employment Agreements, Mr. Zimmer and Mr. O’Donovan are entitled to annual base salaries of $350,000 and $285,000, respectively. In addition to base salary, the Executives are eligible for an annual target bonus pursuant to the Company’s annual profit sharing plan and long term incentive target awards under the Company’s Equity Incentive Plan, which awards are subject to annual vesting and ownership requirements. The Executives are also eligible to participate in compensation plans and programs that are available to or for members of the Company’s management, including certain standard benefits such as vacation, sick leave, and life and long and short term disability insurance.

The Executive Employment Agreements continue until terminated by an Executive or the Company. The Executive Employment Agreements may be terminated with or without “Cause” (as defined in the Executive Employment Agreements). In the event an Executive Employment Agreement is terminated by the Company without Cause or by the Executive for Good Reason (as such terms are defined in the Executive Employment Agreements), the Executive will be entitled to receive, as severance, (i) accrued but unpaid base salary through the date of termination, (ii) accrued and unused vacation pay, (iii) any earned but unpaid amounts arising under Executive’s participation in the Company’s compensation plans and programs prior to the termination (items (i), (ii) and (iii), collectively, the “Accrued Obligations”), (iv) twelve (12) months of continued compensation and (v) acceleration of any unvested awards under the Company’s bonus or long-term incentive equity plans.

In the event an Executive Employment Agreement is terminated by the Company for Cause, death, disability or by Executive without Good Reason (as such terms are defined in the Executive Employment Agreements) the Executive will be entitled to receive only the Accrued Obligations. The Executive Employment Agreement also includes non-competition and non-solicitation provisions, as well as certain confidentiality covenants.

The description of the Executive Employment Agreement as entered into by each Executive is qualified in its entirety by reference to the complete text of the form of Executive Employment Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
November 16, 2018	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer